Exhibit 4.1
Number
Shares
               This certificate reflects New Post Split Shares of
                        NOVEX SYSTEMS INTERNATIONAL, INC.
                                     SHARES

                   Subject to a 1 New Share for 1 Name Change
           Effective Date - April 29, 1999 - New Cusip No. 670019 10 8

                        STRATFORD ACQUISITION CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

                            NEW CUSIP NO. 670019 10 8

PAR VALUE $.001
COMMON STOCK

THIS CERTIFIES THAT

is the owner of

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $.001 EACH OF

                        STRATFORD ACQUISITION CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

               Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

BY                                                 DATED:

              PRESIDENT

                                       Countersigned and Registered:

                                        SIGNATURE STOCK TRANSFER, INC.

                                         (Dallas, Texas) Transfer Agent

             SECRETARY                               By

                                            Authorized Signature

                                   Exhibit 4.2

NUMBER                          WARRANT SHARES

--------                      ------------------

                NAME CHANGE TO NOVEX SYSTEMS INTERNATIONAL, INC.

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

                        STRATFORD ACQUISITION CORPORATION

        EXERCISABLE ONLY AFTER _____ (EST) AND VOID AFTER _________ (EST)

                              EXERCISE PRICE $_____

CLASS B WARRANT

THIS CERTIFIES THAT

IS THE OWNER OF

or assigns, is the owner ("Holder") of the number of Class B Warrants to purchase the above shares of $.001 Par Value Common Stock of Stratford Acquisition Corporation (the "Company"), at the above purchase price ($. USD) per share (the "Exercise Price") and on or prior to the above Expiration Date. This Warrant Certificate represents only Warrants issued pursuant to the Stock Purchase Warrant Agreement dated on the above Exercise date ("Purchase Agreement") between the Company and the person named therein, and the Holder hereby agrees to be bound by all terms and conditions of the Purchase Agreement.

The Holder can exercise this Warrant, or any portion thereof, by surrendering this Warrant Certificate with the purchase form on the reverse side duly executed, at the principal office of Signature Stock Transfer, Inc. or its successor, as Warrant Agent (the "Warrant Agent"), located at 14675 Midway Road, Suite 221, Dallas, Texas 75244 and by paying the Exercise Price for each share of Common Stock being purchased, in cash, by certified or cashier=s check or by federal wire transfer payable to the order of the Company.

Upon any exercise of less than all the entire Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate, which shall represent the unexercised portion of the Warrant evidenced by this Warrant Certificate.

Upon the surrender for the transfer or exchange, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to, or upon the Holder, a new Warrant Certificate or Warrant Certificates of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes and fees) may direct, calling in the aggregate on the face or faces for the number of Warrants called for on the face.

The Warrant  certificates  are issued only as  registered  on the  Company's and
Warrant Agent's records. Until this Warrant Certificate is transferred on the Company's records and upon notice thereof to the Warrant Agent, the Warrant Agent may treat the person whose name this Warrant Certificate is registered as the absolute owner of the Warrants represented for all purposes, not withstanding any notice to the contrary.

As soon as practicable after the exercise, the Company will cause to be issued a certificate for the number of whole shares to which the Holder shall then be entitled as provided.

No fractional Shares of the Company's Common Stock will be issued upon the exercise of Warrants. As to any final fraction of a Share which a Holder of Warrants exercised in the same transaction would otherwise be entitled to the Purchase on exercise, the Company will pay a cash adjustment in lieu of any fractional Share.

This Warrant Certificate shall not entitle the Holder to any of the rights of a Holder of a share of Common Stock of the Company.

This Warrant Certificate shall be void and the Warrant and any rights represented shall cease unless exercised on or before the Expiration Date.

This Warrant is being sold pursuant to an exemption from registration under the securities laws and will be restricted from public resale. Accordingly, the Warrant Certificate and any certificates evidencing Common Stock that is issuable upon the exercise of the Warrant shall bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (ATHE 1933 ACT@). THESE SECURITIES ARE HEREBY RESTRICTED AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM."

This Warrant Certificate shall not be valid for any purposes until it shall have been countersigned by the Warrant Agent.

WITNESS the facsimile signatures of the Company's duly authorized officers.

STATE OF INCORPORATION--MINNESOTA           DATED:

           President                Secretary     SIGNATURE STOCK TRANSFER, INC.
                                                  Warrant Agent